Exhibit 4.1

CERTIFICATE OF DESIGNATIONS OF

SERIES B CONVERTIBLE PREFERRED SHARES OF

UCOMMUNE INTERNATIONAL LTD

The undersigned, being a Director of Ucommune International Ltd (the “Company”), an exempted company incorporated under the laws of the Cayman Islands, does hereby certify as follows:

FIRST: In accordance with the Company’s Fourth Amended and Restated Memorandum and Articles of Association (as amended, modified and waived from time to time, the “Articles”), the authorized share capital of the Company is US$72,000,000, divided into 300,000,000 ordinary shares of par value US$0.24 each (“Ordinary Shares”), comprising (i) 299,400,000 Class A Ordinary Shares, par value US$0.24 each (the “Class A Ordinary Shares”), (ii) 300,000 Class B Ordinary Shares, par value US$0.24 each, and (iii) 300,000 Series A Preferred Shares of par value of US$0.24 each (the “Series A Preferred Shares”);

SECOND: Pursuant to the Articles, subject to applicable law, the Articles and, where applicable, the Designated Stock Exchange Rules (as defined in the Articles) (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing shares of the Company, the Board of Directors of the Company (the “Board”) may in its absolute discretion and without the approval of the members of the Company, cause the Company to (a) allot, issue, grant options over or otherwise dispose of shares with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper; and (b) grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper;

THIRD: Pursuant to the Articles, the Board may authorize the division of shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the Board or by a special resolution of the members. The Board may issue from time to time, out of the authorized share capital of the Company, preferred shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate in their absolute discretion and without approval of the members of the Company; provided, however, before any preferred shares of any such series are issued, the Board may by resolution of Board determine, with respect to any series of preferred shares, the terms and rights of that series;

FOURTH: The Board has resolved, by unanimous written resolutions of the Board dated as of June 11, 2026, that 300,000 authorised issued and unissued Series A Preferred Shares be redesignated as preferred shares of the Company designated as Series B Convertible Preferred Shares, par value US$0.24 each, of the Company (the “Series B Convertible Preferred Shares”) with the rights, powers, preferences and privileges provided herein (this “Certificate of Designations”); and

FIFTH: The Board has authorized, by unanimous written resolutions of the Board dated as of June 11, 2026, the adoption of this Certificate of Designations with respect to Series B Preferred Shares.

NOW, THEREFORE, a new series of preferred shares of the Company shall be created and issued with the rights, powers, preferences and privileges as follows:

TERMS OF SERIES B CONVERTIBLE PREFERRED SHARES

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred shares of the Company that shall be designated as “Series B Convertible Preferred Shares, par value US$0.24 each (the “Series B Preferred Shares”), and the authorized number of Series B Preferred Shares shall be 300,000 shares by way of redesignation of 300,000 of the authorised issued and unissued Series A Preferred Shares in the authorized share capital of the Company as Preferred Shares designated as Series B Preferred Shares. The rights, powers, preferences and privileges of the Series B Preferred Shares shall be as set forth herein. The Series B Preferred Shares shall be issued (with or without one or more certificates evidencing the ownership of such shares) and recorded on the Company’s register of members in accordance with the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the Articles. Capitalized terms not defined herein shall have the meaning as set forth in Section 37 below.

2. Ranking. Except to the extent that the holders of at least a majority of the Series B Preferred Shares then outstanding (the “Required Holders”) expressly consent to the creation of Parity Shares (as defined below) or Senior Preferred Shares (as defined below) in accordance with Section 20, all shares of the Company shall be junior in rank to all Series B Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior shares are referred to herein collectively as “Junior Shares”). For the avoidance of doubt, the Series B Preferred Shares will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (A) junior to the Senior Preferred Shares, (B) on parity with the Parity Shares and (C) senior to the Junior Shares. The rights of all such shares of the Company shall be subject to the rights, powers, preferences and privileges of the Series B Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares that is (i) of senior rank to the Series B Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Shares”), (ii) of pari passu rank to the Series B Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Shares”) or (iii) any Junior Shares having a maturity date or any other date requiring redemption or repayment of such shares of Junior Shares that is prior to the second anniversary of the Initial Issuance Date. In the event of the merger or consolidation of the Company with or into another corporation, the Series B Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall be inconsistent therewith.

3. Dividends.

(a) From and after the first date of issuance of any Series B Preferred Shares (the “Initial Issuance Date”), dividends (“Dividends”) on the Series B Preferred Shares shall commence accruing at the Dividend Rate and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable semi-annually in arrears on the first Trading Day of each January and July during each Fiscal Year (each, a “Dividend Date”) with the first Dividend Date being July 1, 2026. Subject to the laws of the Cayman Islands, dividends shall be payable on each Dividend Date, to each record holder of Series B Preferred Shares (each, a “Holder” and collectively, the “Holders”), by increasing the Stated Value of each such Series B Preferred Share, on a dollar-for-dollar basis, by such aggregate amount of Dividends payable on such Dividend Date (each, a “Capitalized Dividend”).

(b) Prior to the payment of Dividends on a Dividend Date, Dividends on the Series B Preferred Shares shall accrue at the Dividend Rate and be payable by way of inclusion of the Dividends in the Conversion Base Amount on each Conversion Date in accordance with Section 4(c)(i) or upon any redemption in accordance with Section 15.

(c) Notwithstanding the foregoing, additional Dividends may be declared by the Board on the Series B Preferred Shares, from time to time, in its sole and absolute discretion.

4. Conversion. At any time after the Initial Issuance Date, each Series B Preferred Share shall be convertible into validly issued, fully paid and non-assessable Class A Ordinary Shares (the “Conversion Shares”), on the terms and subject to the conditions set forth in this Section 4.

(a) Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Series B Preferred Shares held by such Holder into validly issued, fully paid and non-assessable Conversion Shares in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a Class A Ordinary Share upon any conversion. If the issuance would result in the issuance of a fraction of a Class A Ordinary Share, the Company shall round such fraction of a Class A Ordinary Share up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Company’s transfer agent (the “Transfer Agent”) that may be payable with respect to the issuance and allotment of Class A Ordinary Shares upon conversion of any Series B Preferred Shares.

(b) Conversion Rate. Except as otherwise provided herein, the number of Conversion Shares issuable upon conversion of any Series B Preferred Share pursuant to this Section 4 shall be determined by dividing (x) the Conversion Amount of such Series B Preferred Share by (y) the Conversion Price (as defined below) (the “Conversion Rate”). For purposes of this Certificate of Designations:

(i) The term “Conversion Amount” means, with respect to each Series B Preferred Share, as of the applicable date of determination, 125% of the applicable Conversion Base Amount with respect thereto.

(ii) The term “Conversion Base Amount” means, with respect to each Series B Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) any Additional Amount thereon as of such date of determination plus (3) any other amounts owed to such Holder pursuant to this Certificate of Designations or any other Transaction Document, if any.

(iii) For purposes of this Certificate of Designations, the term “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, the lower of (A) $2.59 (the “Fixed Conversion Price”) and (B) the Alternate Conversion Price, in each case, subject to adjustment as provided herein.

(c) Mechanics of Conversion. The conversion of each Series B Preferred Share shall be conducted in the following manner:

(i) Optional Conversion. To convert one or more Series B Preferred Shares into Conversion Shares on any date (a “Conversion Date”), a Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the Series B Preferred Share(s) subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(iii), within three (3) Trading Day following a conversion of any such Series B Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates, if any, representing the Series B Preferred Shares (the “Series B Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Series B Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 22). On the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation and representation as to whether such Class A Ordinary Shares may then be resold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”), in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms set forth herein. On or before the first (1st) Trading Day following each date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Class A Ordinary Shares issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in Fast Automated Securities Transfer Program (“FAST”) and such Class A Ordinary Shares may be sold by such Holder pursuant to Rule 144 (the “Resale Eligibility Conditions”), credit such aggregate number of Conversion Shares to which such Holder shall be entitled pursuant to such conversion to such Holder’s or its designee’s balance account which is participating in the Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST or the Resale Eligibility Conditions are not satisfied, upon the request of such Holder, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Conversion Shares to which such Holder shall be entitled. If the number of Series B Preferred Shares represented by the Series B Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Series B Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than one (1) Trading Day after receipt of the Series B Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) by overnight courier service a new Preferred Share Certificate or a new Book-Entry (in either case, in accordance with Section 22 representing the number of Series B Preferred Shares not converted). The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date; provided, that such Person shall be deemed to have waived any voting rights of any such Conversion Shares during the period commencing on such Conversion Date, through, and including, such applicable Share Delivery Deadline (each, a “Conversion Period”), as necessary, such that the aggregate voting rights of any Class A Ordinary Shares (including such Conversion Shares) beneficially owned by such Person and/or any of its Attribution Parties, collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such conversion of such applicable Series B Preferred Shares.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (I) if the Transfer Agent is not participating in FAST or the Resale Eligibility Conditions are not satisfied, to issue and deliver to such Holder (or its designee) a certificate for the number of Conversion Shares to which such Holder is entitled and register such Conversion Shares on the Company’s share register or, (II) if the Transfer Agent is participating in FAST and the Resale Eligibility Conditions are satisfied, to credit such Holder’s or its designee’s balance account with DTC for such number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, the Company shall use its best efforts to cure such failure and in addition to all other remedies available to such Holder, (X) the Company shall pay cash to such Holder on each day after the Share Delivery Deadline that the issuance of such Conversion Shares is not timely effected an amount equal to 1% of the product of (A) the sum of the number of Conversion Shares not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) any trading price of the Class A Ordinary Shares selected by such Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline; provided, that, in no event such cash payment made in accordance to this Section 4(c)(ii) shall exceed 5% of the product of foregoing sentences (A) and (B) in connection with a Conversion Failure, and (Y) such Holder, upon written consent by the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Series B Preferred Shares that has not been converted pursuant to such Conversion Notice; provided, that, the voiding of an Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise In addition to the foregoing, if on or prior to the Share Delivery Deadline a Conversion Failure occurs, and if on or after such Share Delivery Deadline such Holder acquires (in an open market transaction, share loan or otherwise) Class A Ordinary Shares corresponding to all or any portion of the number of Conversion Shares issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, within one (1) Business Day after receipt of such Holder’s request, cause the Stated Value of the Series B Preferred Shares then held by such Holder (and not theretofore converted or redeemed) to be increased, pro rata among such Series B Preferred Shares as determined by such Holder, by an aggregate amount equal to the excess (if any) of (I) such Holder’s total purchase price (including brokerage commissions, share loan costs and other out-of-pocket expenses, if any) for the Class A Ordinary Shares so acquired (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”) over (II) the product of (x) such number of Class A Ordinary Shares so acquired multiplied by (y) the lowest Closing Sale Price of the Class A Ordinary Shares on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such request.

(iii) Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Class A Ordinary Shares (or to electronically deliver such Conversion Shares) upon the conversion of the Series B Preferred Shares as required pursuant to the terms hereof.

(iv) Registration; Book-Entry. At the time of issuance of any Series B Preferred Shares hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Company, elect to receive such Series B Preferred Shares in the form of one or more Preferred Share Certificates or in Book-Entry form. The Company (or the Transfer Agent, as custodian for the Series B Preferred Shares) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Series B Preferred Share and the Stated Value of the Series B Preferred Shares and whether the Series B Preferred Shares are held by such Holder in Preferred Share Certificates or in Book-Entry form (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Series B Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Series B Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 22, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Series B Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series B Preferred Shares held in the form of a Series B Preferred Share Certificate to the Company unless (A) the full or remaining number of Series B Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series B Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Series B Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within one (1) Business Day of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, the records of the Company establishing the number of Series B Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series B Preferred Shares, the number of Series B Preferred Shares represented by such certificate may be less than the number of Series B Preferred Shares stated on the face thereof. Each Series B Preferred Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B CONVERTIBLE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SERIES B CONVERTIBLE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SERIES B CONVERTIBLE PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(ii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B CONVERTIBLE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(v) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Series B Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Series B Preferred Shares converted on such date a pro rata amount of such Holder’s Series B Preferred Shares submitted for conversion on such date based on the number of Series B Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Series B Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of Conversion Shares issuable to a Holder in connection with a conversion of Series B Preferred Shares, at the election of the Holder, the Company shall issue to such Holder the number of Conversion Shares not in dispute and resolve such dispute in accordance with Section 27. If a Conversion Notice delivered to the Company would result in a breach of Section 4(d) below, and the applicable Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Notice in abeyance until such time as such Conversion Notice may be satisfied without violating Section 4(d) below (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company).

(d) Limitations on Beneficial Ownership.

(i) Beneficial Ownership. The Company shall not effect the conversion of any of the Series B Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Series B Preferred Shares held by such Holder, pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Class A Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Class A Ordinary Shares beneficially owned by such Holder and the other Attribution Parties shall include the number of Class A Ordinary Shares held by such Holder and all other Attribution Parties plus the number of Class A Ordinary Shares issuable upon conversion of the Series B Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude Class A Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted Series B Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred shares or warrants, including the Series B Preferred Shares) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d)(i). For purposes of this Section 4(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For the avoidance of doubt, the calculation of the Maximum Percentage shall take into account the concurrent exercise and/or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such applicable Holder and/or any other Attribution Party, as applicable. For purposes of determining the number of outstanding Class A Ordinary Shares a Holder may acquire upon the conversion of such Series B Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding Class A Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Report of a Foreign Issuer on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Class A Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding Class A Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of Class A Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d)(i), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of Class A Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of Class A Ordinary Shares then outstanding. In any case, the number of outstanding Class A Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Series B Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Class A Ordinary Shares to a Holder upon conversion of such Series B Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Class A Ordinary Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the Class A Ordinary Shares issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) of the Exchange Act. No prior inability to convert such Series B Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to each successor holder of such Series B Preferred Shares.

(ii) Principal Market Regulation. The Company shall not issue any Class A Ordinary Shares upon conversion of any Series B Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations if the issuance of such Class A Ordinary Shares would exceed the aggregate number of Class A Ordinary Shares which the Company may issue upon conversion of the Series B Preferred Shares without breaching the Company’s obligations under the rules and regulations the listing rules of the Principal Market (the maximum number of Class A Ordinary Shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its shareholders as required by the applicable rules and regulations of the Principal Market for issuances of Class A Ordinary Shares in excess of such amount. If any conversion would result in the issuance of Class A Ordinary Shares in excess of the Exchange Cap, the Company shall issue to the applicable Holder the maximum number of Class A Ordinary Shares permitted under the Exchange. Until such shareholder approval is obtained, no Holder shall be issued in the aggregate, upon conversion of any Series B Preferred Shares, Class A Ordinary Shares in an amount greater than the product of (i) the Exchange Cap as of the Initial Issuance Date multiplied by (ii) the quotient of (1) the aggregate number of Series B Preferred Shares issued to such Holder on the Initial Issuance Date, divided by (2) the aggregate number of shares of Series B Preferred Shares and Parity Shares outstanding as of the Initial Issuance Date (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Series B Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Series B Preferred Shares so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a Holder’s Series B Preferred Shares, the difference (if any) between such Holder’s Exchange Cap Allocation and the number of Class A Ordinary Shares actually issued to such Holder upon such Holder’s conversion in full of such Series B Preferred Shares shall be allocated to the remaining holders of Series B Preferred Shares and Parity Shares on a pro rata basis in proportion to the Class A Ordinary Shares underlying the preferred shares of the Company then held by each such holder of Series B Preferred Shares and/or Parity Shares, as applicable.

(e) Right of Alternate Conversion.

(i) Alternate Optional Conversion. Subject to Section 4(d), at any time, at the option of the Holder, the Holder may convert (each, an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any number of Series B Preferred Shares held by such Holder into Ordinary Shares (such aggregate Conversion Amount of the Series B Preferred Shares subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Optional Conversion Price.

(ii) Alternate Conversion Upon a Triggering Event. Subject to Section 4(d), at any time after the occurrence of a Triggering Event (regardless of whether such Triggering Event has been cured, or if the Company has delivered a Triggering Event Notice to such applicable Holder or otherwise notified the Company that an Triggering Event has occurred), such Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Triggering Event Conversion Date”, and together with each Alternate Optional Conversion Date, each, an “Alternate Conversion Date”), convert all, or any number of Series B Preferred Shares (such Conversion Amount of the Series B Preferred Shares to be converted pursuant to this Section 4(e)(ii), an “Alternate Triggering Event Conversion Amount”, and together with each Alternate Optional Conversion, each an “Alternate Conversion”) into Class A Ordinary Shares at a conversion rate equal to the quotient of (x) the Required Premium multiplied by the applicable Alternate Conversion Amount, divided by (y) the Alternate Conversion Price (each, an “Alternate Conversion”).

(iii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, a Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and, solely with respect to the calculation of the number of Ordinary Shares issuable upon conversion of any Conversion Amount in an Alternate Triggering Event Conversion, with “the applicable Required Premium multiplied by the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate in Section 4(b) above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Certificate of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date, the Stated Value of the remaining Series B Preferred Shares of such Holder shall automatically increase, pro rata, by the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 4(e)(ii), but subject to Section 4(d), until the Company allots to such Holder the Class A Ordinary Shares to which such Holder is entitled pursuant to the applicable Alternate Conversion Amount of Series B Preferred Shares to such Holder, such Series B Preferred Shares may be converted by such Holder into Class A Ordinary Shares pursuant to Section 4(c) without regard to this Section 4(e). In the event of an Alternate Conversion pursuant to this Section 4(e) of all, or any number of the Series B Preferred Shares of a Holder, such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, the Alternate Conversion Price used in such Alternate Conversion is intended by the parties to be, and shall be deemed, a reasonable estimate of, such Holder’s actual loss of its investment opportunity and not as a penalty.

5. Triggering Events.

(a) Triggering Event. Each of the following events shall constitute a “Triggering Event”:

(i) the Company fails to pay to any Holder any amount of Dividends within ten (10) Trading Days, or other amounts when and as due under this Certificate of Designations or any other Transaction Document within ten (10) Business Days after receiving written notice from such Holder that such payment is due;

(ii) the Company commences, or there is commenced against the Company any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company y commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect relating to the Company, any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company fails to pay, or states that it is unable to pay, or is unable to pay, its debts generally as they become due; or the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(iii) the Company defaults, in any of its obligations under any note debenture, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $1,000,000, whether such Indebtedness now exists or is hereafter created and such default is not cured within the time prescribed by the documents governing such Indebtedness or if no time is prescribed, within ten (10) Trading Days, and as a result, such Indebtedness becomes or is declared due and payable;

(iv) a final judgment or judgments (excluding judgments for current litigation set forth on the disclosure schedules to the Exchange Agreement) for the payment of money aggregating in excess of $1,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v) the Class A Ordinary Shares shall cease to be quoted or listed for trading, as applicable, on any Eligible Market for a period of ten (10) consecutive Trading Days;

(vi) at any time following the twentieth (20th) consecutive Business Day that the number of authorized and unreserved Class A Ordinary Shares is less than the Required Reserve Amount;

(vii) the Company (A) provides notice, written or oral, to any holder of Series B Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Series B Preferred Share into Class A Ordinary Shares that is tendered in accordance with the provisions of this Certificate of Designations or (B) fails to remove restrictive legends from any Class A Ordinary Shares issued or to be issued to any Holder upon conversion of any Series B Preferred Share, subject to such Holder providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or Transfer Agent, within four (4) Business Days following the delivery by such Holder to the Company or the Transfer Agent of all such documentation;

(viii) the Company fails to timely file with the SEC any Periodic Report on or before the due date of such filing as established by the SEC, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(ix) any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than pursuant to the relevant termination provisions) or rescind any Transaction Document;

(x) any breach of any material term of any debenture, note, or instrument held by any Holder with respect to the Company or any agreement between or among the Company and any such Holder;

(xi) the Company fails to observe or perform any material covenant, agreement or breaches any material representation or warranty contained in, or otherwise commits any material breach or default of any provision of this Certificate of Designations or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days;

(xii) the electronic transfer by the Company of Class A Ordinary Shares through the DTC (as defined below) or another established clearing corporation is no longer available or is subject to a “chill” for a period of five (5) or more Trading Days; or

(xiii) any Change of Control occurs without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Series B Preferred Shares, the Company shall, within two (2) Business Days of becoming aware of such occurrence of a Triggering Event, deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (a “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event, such Holder shall have the right to elect an Alternate Conversion pursuant to Section 4(e) at the Alternate Conversion Price.

6. Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 6 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Series B Preferred Shares in exchange for such Series B Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Series B Preferred Shares held by the Holders and having similar ranking to the Series B Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose ordinary shares (or their equivalent) are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Series B Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the Class A Ordinary Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 7 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Series B Preferred Shares prior to such Fundamental Transaction, such publicly traded ordinary shares (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Series B Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series B Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 6 to permit the Fundamental Transaction without the assumption of the Series B Preferred Shares. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Series B Preferred Shares.

7. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 8 and Section 19 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights (excluding any Excluded Securities) to purchase shares, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Class A Ordinary Shares (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Class A Ordinary Shares acquirable upon complete conversion of all the Series B Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series B Preferred Shares and assuming for such purpose that all the Series B Preferred Shares were converted at the Conversion Price as of the applicable record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Class A Ordinary Shares as a result of such Purchase Right (and beneficial ownership) to such extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Class A Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Class A Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right, at such Holder’s option, to receive upon a conversion of all the Series B Preferred Shares held by such Holder (i) such securities or other assets (the “Corporate Event Consideration”) to which such Holder would have been entitled with respect to such Class A Ordinary Shares had such Class A Ordinary Shares been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series B Preferred Shares set forth in this Certificate of Designations) or (ii) in lieu of the Class A Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Class A Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series B Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to Class A Ordinary Shares) at a conversion rate for such consideration commensurate with the Conversion Rate then in effect. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Series B Preferred Shares set forth in this Certificate of Designations.

8. Rights Upon Issuance of Other Securities.

(a) Adjustment of Fixed Conversion Price upon Issuance of Class A Ordinary Shares. If and whenever on or after the Initial Issuance Date the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 8(a) is deemed to have granted, issued or sold, any Class A Ordinary Shares (including the granting, issuance or sale of Class A Ordinary Shares owned or held by or for the account of the Company, but excluding any Excluded Securities (the “New Issuance Price”) less than a price equal to the Fixed Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Fixed Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Fixed Conversion Price and the New Issuance Price under this Section 8(a)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options (excluding any Excluded Securities) and the lowest price per share for which one Class A Ordinary Share is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Class A Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the “lowest price per share for which one Class A Ordinary Share is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any Class A Ordinary Share upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one Class A Ordinary Share is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one Class A Ordinary Share upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration (including, without limitation, consideration consisting of cash, debt forgiveness, assets or any other property) received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Class A Ordinary Share or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such Class A Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one Class A Ordinary Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Class A Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 8(a)(ii), the “lowest price per share for which one Class A Ordinary Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Class A Ordinary Share upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one Class A Ordinary Share is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any Class A Ordinary Share upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable (including, without limitation, any consideration consisting of cash, debt forgiveness, assets or other property) by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Class A Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Class A Ordinary Shares increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 8(b) below), the Fixed Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Initial Issuance Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Class A Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Required Holders, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per Class A Ordinary Share with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one Class A Ordinary Shares was issued (or was deemed to be issued pursuant to Section 8(a) (i) or 8(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black-Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Required Holders in good faith) or the Black-Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Required Holders) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 8(a)(iv). If any Class A Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Class A Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black-Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any Class A Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Class A Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black-Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Class A Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Class A Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black-Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Class A Ordinary Shares, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Class A Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Class A Ordinary Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Class A Ordinary Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Class A Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Class A Ordinary Shares. Without limiting any provision of Section 7 or Section 19, if the Company at any time on or after the Initial Issuance Date subdivides (by any share split, share dividend, share consolidation, recapitalization or other similar transaction) one or more classes of its outstanding Class A Ordinary Shares into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7 or Section 19, if the Company at any time on or after the Initial Issuance Date combines (by any share split, share dividend, share consolidation, recapitalization or other similar transaction) one or more classes of its outstanding Class A Ordinary Shares into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(b) occurs during the period that a Fixed Conversion Price is calculated hereunder, then the calculation of such Fixed Conversion Price shall be adjusted appropriately to reflect such event.

(c) Holder’s Right of Adjusted Fixed Conversion Price. In addition to and not in limitation of the other provisions of this Section 8(c), if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Class A Ordinary Shares, Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Initial Issuance Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for Class A Ordinary Shares at a price which varies or may vary with the market price of the Class A Ordinary Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting share splits, share combinations, share dividends and similar transactions (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and overnight courier to each Holder on the date of such agreement and/or the issuance of such Class A Ordinary Shares, Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Fixed Conversion Price upon conversion of the Series B Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Series B Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Fixed Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Series B Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Series B Preferred Shares.

(d) Share Consolidation Event Adjustments. If at any time and from time to time on or after the Initial Issuance Date there occurs any share split, share dividend, share consolidation, recapitalization or other similar transaction involving the Class A Ordinary Shares (each, a “Share Consolidation Event”, and such date thereof, the “Share Consolidation Event Date”) and the Event Market Price is less than the Fixed Conversion Price then in effect (after giving effect to the adjustment in Section 8(b) above), then on the sixteenth (16th) Trading Day immediately following such Share Consolidation Event Date (each, a “Share Consolidation Adjustment Date”), the Fixed Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 8(b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Fixed Conversion Price hereunder, no adjustment shall be made. Notwithstanding the foregoing, if a Holder requests to convert any Series B Preferred Shares in whole or in part on any given date during a Share Consolidation Measuring Period, solely with respect to such Series B Preferred Shares being converted on such applicable Conversion Date, (a) such applicable Share Consolidation Adjustment Date shall be deemed to mean such Conversion Date, (b) such applicable Share Consolidation Measuring Period shall be deemed to have ended on the Trading Day immediately prior to such Conversion Date and (c) the applicable Event Market Price for such converted Series B Preferred Shares shall be calculated pursuant to this Section 8(f). For the avoidance of doubt, following the calculation of the Event Market Price pursuant to this Section 8(f), the Company’s obligations with regard to such converted Series B Preferred Shares shall be deemed satisfied and no additional Event Market Price shall apply to such converted Series B Preferred Shares.

(e) Other Events. In the event that the Company shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Board shall in good faith determine and implement an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to this Section 8(b) will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 8, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(f) Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Class A Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Class A Ordinary Shares.

(g) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time any Series B Preferred Shares remain outstanding, with the prior written consent of the Required Holders, reduce the then current Fixed Conversion Price to any amount and for any period of time deemed appropriate by the Board.

(h) Adjustments. If on any of the three (3) month anniversary of the Initial Issuance Date and on the same day of each third (3rd) month thereafter (each, a “Fixed Conversion Price Reset Date”), the Fixed Conversion Price then in effect is greater than 90% of the lowest daily VWAP during the ten (10) consecutive Trading Days immediately prior to such Fixed Conversion Price Reset Date (the “Variable Price”), on the Fixed Conversion Price Reset Date, the Fixed Conversion Price shall automatically lower to the Variable Price.

9. Redemption at the Company’s Election. At any time, the Company shall have the right to redeem all, or any part pro rata based on the number of the Series B Preferred Shares then held by the Holders, of the Series B Preferred Shares then outstanding (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (as defined below) (a “Company Optional Redemption”). The Series B Preferred Shares subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 120% of the greater of (i) the Conversion Base Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Base Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Class A Ordinary Shares on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date (as defined below) and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 9. The Company may exercise its right to require redemption under this Section 9 by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the Holders (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder in any given twenty (20) Trading Day period and each such Company Optional Redemption Notice shall be irrevocable; provided that the Company Optional Redemption Notice may be conditioned upon the consummation of a refinancing transaction or a Going Private Transaction. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ten (10) Trading Days nor more than twenty (20) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Base Amount of the Series B Preferred Shares which is being redeemed in such Company Optional Redemption from such Holder and all of the other Holders of the Series B Preferred Shares pursuant to this Section 9 on the Company Optional Redemption Date. The Company shall deliver the applicable Company Optional Redemption Price to each Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by any Holder into Class A Ordinary Shares pursuant to Section 4. All Conversion Base Amounts converted by a Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of the Series B Preferred Shares of such Holder required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 9 shall be made in accordance with Section 15. In the event of the Company’s redemption of any of the Series B Preferred Shares under this Section 9, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 9 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Triggering Event has occurred and is continuing, but any Triggering Event shall have no effect upon any Holder’s right to convert Series B Preferred Shares into Class A Ordinary Shares in its sole discretion. Notwithstanding the foregoing, with respect to a Going Private Transaction, the Company may effect a Company Optional Redemption under this Section 9, but with “Change of Control Election Price” replacing “Company Optional Redemption Price” for all purposes in this Section 9 in connection therewith.

10. Non-Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders hereunder. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any Class A Ordinary Shares receivable upon the conversion of any Series B Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Class A Ordinary Shares upon the conversion of Series B Preferred Shares and (c) shall, so long as any Series B Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Series B Preferred Shares, the Required Reserve Amount (as defined below) (without regard to any limitations on conversion contained herein). Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Series B Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into Class A Ordinary Shares.

11. Authorized Shares.

(a) Reservation. From and after the Initial Issuance Date and so long as any Series B Preferred Shares remain outstanding, the Company shall reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Series B Preferred Shares, , solely for the purpose of effecting the conversion of the Series B Preferred Shares, a number of Class A Ordinary Shares (the “Required Reserve Amount”) at least equal to the sum of (i) the quotient obtained by dividing (x) 125% of the aggregate Stated Value of all Series B Preferred Shares then outstanding by (y) the Floor Price in effect, plus (ii) the quotient obtained by dividing (x) the aggregate amount of Dividends that would accrue on such Series B Preferred Shares over a two (2) year period at the Dividend Rate by (y) the Floor Price in effect, in each case as appropriately adjusted for any share split, share dividend, share consolidation, recapitalization or other similar transaction with respect to the Class A Ordinary Shares and, subject to Section 11(b) in each case, without regard to any limitations on conversion set forth herein. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of Series B Preferred Shares then held by each such Holder at the time of such allocation (each, such Holder’s “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Series B Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation corresponding to the Series B Preferred Shares so transferred. Any Class A Ordinary Shares reserved and allocated to any Person which ceases to hold any Series B Preferred Shares (other than pursuant to such a transfer) shall be allocated to the remaining Holders of Series B Preferred Shares, pro rata based on the number of Series B Preferred Shares then held by such Holders. Notwithstanding the foregoing, a Holder may allocate its Authorized Share Allocation to any other securities of the Company held by such Holder (or any of its designees) by delivery of a written notice to the Company.

(b) Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, at any time while any of the Series B Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved Class A Ordinary Shares to satisfy its obligation to reserve for issuance upon conversion of the Series B Preferred Shares at least a number of Class A Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Class A Ordinary Shares to an amount sufficient to allow the Company to reserve the number of Class A Ordinary Shares provided for in clause (i) of the definition of Required Reserve Amount for the Series B Preferred Shares then outstanding (or deemed outstanding pursuant to Section 11(a) above). Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a general meeting of its shareholders for the approval of an increase in the number of authorized Class A Ordinary Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Class A Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal.

12. [Reserved].

13. [Reserved].

14. [Reserved].

15. Redemption Mechanism. The Company shall deliver the applicable Company Optional Redemption Price to each Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Series B Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Share Certificate (in accordance with Section 22) (or evidence of the creation of a new Book-Entry) representing the number of Series B Preferred Shares which have not been redeemed. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to applicable law), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Series B Preferred Shares that were submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Company Optional Redemption Notice (if any) shall be null and void with respect to such Series B Preferred Shares, (y) the Company shall immediately return the applicable Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 22(d)), to such Holder (unless the Series B Preferred Shares are held as Registered Preferred Shares, in which case the Company shall deliver evidence to such Holder that a Book-Entry for such Series B Preferred Shares then exists), and in each case the Additional Amount of such Series B Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 15, if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Series B Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Company Optional Redemption Notice is voided, (B) the greater of (x) the Floor Price and (y) the lowest Closing Bid Price of the Class A Ordinary Shares during the period beginning on and including the date on which the applicable Company Optional Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Company Optional Redemption Notice is voided (or the date of such Holder’s notice pursuant to this sentence, if applicable) and (C) the greater of (x) the Floor Price and (y) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Class A Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any share dividend, share split, share consolidation or other similar transaction during such period).

16. Voting Rights. Holders of Series B Preferred Shares shall have no voting rights, except as required by law (including without limitation, the Companies Act) and as expressly provided in this Certificate of Designations. To the extent that under the Companies Act the vote of the holders of the Series B Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the Series B Preferred Shares, voting together in the aggregate and not in separate series unless required under the Companies Act, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the Companies Act), voting together in the aggregate and not in separate series unless required under the Companies Act, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 4(d), to the extent that under the Companies Act holders of the Series B Preferred Shares are entitled to vote on a matter with holders of Class A Ordinary Shares, voting together as one class, each Series B Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of Class A Ordinary Shares into which it is then convertible (subject to the ownership limitations specified in Section 4(d) hereof) using the record date for determining the shareholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series B Preferred Shares shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s Articles and the Companies Act.

17. Covenants.

(a) Incurrence of Indebtedness. Without prior written consent of the Required Holders (which shall not be unreasonably withheld), the Company shall not directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness.

(b) Existence of Liens. Without prior written consent of the Required Holders (which shall not be unreasonably withheld), the Company shall not directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company (collectively, “Liens”).

(c) [Reserved].

(d) Restriction on Redemption and Cash Dividends. The Company shall not directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its share capital.

(e) Restriction on Transfer of Assets. Without prior written consent of the Required Holders (which shall not be unreasonably withheld), the Company shall not directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company owned or hereafter acquired whether in a single transaction or a series of related transactions (each, an “Asset Sale”), other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company in the ordinary course of business consistent with its past practice, and (ii) sales of inventory and product in the ordinary course of business (each a “Permitted Asset Sale”).

(f) Maturity of Indebtedness. Without prior written consent of the Required Holders (which shall not be unreasonably withheld), the Company shall not directly or indirectly, permit any Indebtedness of the Company to mature or accelerate prior to the second anniversary of the date hereof.

(g) Preservation of Existence, Etc. The Company shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(h) [Reserved].

(i) [Reserved].

(j) Restricted Issuances. The Company shall not, directly or indirectly, (i) issue any notes (other than as contemplated by this Certificate of Designations) or (ii) issue any other securities that would cause a breach or default under Certificate of Designations, without, in each case (i) providing each Holder with at least ten (10) Business Day’s prior written notice of such issuance and (ii) obtaining the prior written consent of the Required Holders; provided that issuances by the Company of its securities pursuant to the Share Incentive Plan shall be permitted.

(k) [Reserved].

(l) PCAOB Registered Auditor. At all times any Series B Preferred Shares remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board.

(m) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Certificate of Designations; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders by this Certificate of Designations, but will suffer and permit the execution of every such power as though no such law has been enacted.

(n) Taxes. The Company shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company). The Company shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company). Notwithstanding the foregoing, the Company may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

18. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Shares, but pari passu with any Parity Shares then outstanding, an amount per Preferred Share equal the greater of (A) 125% of the Conversion Base Amount of such Series B Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Series B Preferred Share into Class A Ordinary Shares immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of Parity Shares, then each Holder and each holder of Parity Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Shares as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series B Preferred Shares and all holders of Parity Shares. All the preferential amounts to be paid to the Holders under this Section 18 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of Junior Shares in connection with a Liquidation Event as to which this Section 18 applies.

19. Distribution of Assets. In addition to any adjustments pursuant to Section 7 and Section 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Class A Ordinary Shares (other than any dividend or distribution that has been approved by the Board and consented to in writing by the Required Holders), by way of return of capital or otherwise (including without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Series B Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of Class A Ordinary Shares acquirable upon complete conversion of the Series B Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series B Preferred Shares and assuming for such purpose that the Series B Preferred Share was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Class A Ordinary Shares as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

20. Vote to Change the Terms of or Issue Series B Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Articles, or file any certificate of designations or articles of amendment of any series of preferred shares, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series B Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Articles or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series B Preferred Shares; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Shares or Parity Shares; (d) purchase, repurchase or redeem any Junior Shares (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any Junior Shares; (f) issue any Series B Preferred Shares other than as contemplated hereby or pursuant to the Exchange Agreement; or (g) without limiting any provision of Section 19, whether or not prohibited by the terms of the Series B Preferred Shares, circumvent a right of the Series B Preferred Shares hereunder.

21. Transfer of Series B Preferred Shares. A Holder may offer, sell or transfer some or all of its Series B Preferred Shares without the consent of the Company.

22. Reissuance of Preferred Share Certificates and Book Entries.

(a) Transfer. If any Series B Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Series B Preferred Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 22(d)) (or evidence of the transfer of such Registered Preferred Shares in a Book-Entry), registered as such Holder may request, representing the outstanding number of Series B Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Series B Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 22(d)) to such Holder representing the outstanding number of Series B Preferred Shares not being transferred (or evidence of such remaining Series B Preferred Shares as Registered Preferred Shares in a Book-Entry for such Holder). Such Holder and any assignee, by acceptance of the Series B Preferred Share Certificate or evidence of Registered Preferred Share issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4(c)(i) following conversion or redemption of any of the Series B Preferred Shares, the outstanding number of Series B Preferred Shares represented by the Series B Preferred Shares may be less than the number of Series B Preferred Shares stated on the face of the Preferred Shares Certificate.

(b) Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Series B Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Series B Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 22(d)) representing the applicable outstanding number of Series B Preferred Shares.

(c) Preferred Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Series B Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Registered Preferred Shares (in accordance with Section 22(d)) representing, in the aggregate, the outstanding number of the Series B Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Registered Preferred Share, as applicable, will represent such portion of such outstanding number of Series B Preferred Shares from the original Preferred Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Registered Preferred Share may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Registered Preferred Shares (in accordance with Section 22(d)) representing, in the aggregate, the outstanding number of the Series B Preferred Shares in the original Registered Preferred Shares held in Book-Entry, and each such new Registered Preferred Share held in Book-Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Series B Preferred Shares from the original Registered Preferred Shares held in Book-Entry as is designated in writing by such Holder at the time of such surrender.

(d) Issuance of New Preferred Share Certificate or Registered Preferred Shares. Whenever the Company is required to issue a new Preferred Share Certificate or a new Registered Preferred Share pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate or new Registered Preferred Share (i) shall represent, as indicated on the face of such Series B Preferred Share Certificate or in such Registered Preferred Share, as applicable, the number of Series B Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book-Entry being issued pursuant to Section 22(a) or Section 22(c), the number of Series B Preferred Shares designated by such Holder) which, when added to the number of Series B Preferred Shares represented by the other new Preferred Share Certificates or other new Registered Preferred Share, as applicable, issued in connection with such issuance, does not exceed the number of Series B Preferred Shares remaining outstanding under the original Preferred Share Certificate or original Registered Preferred Share, as applicable, immediately prior to such issuance of new Preferred Share Certificate or new Registered Preferred Share, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate or in such new Registered Preferred Share, as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Registered Preferred Share, as applicable.

23. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of a Holder at law or equity or under this Certificate of Designations or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of any Holder at law or equity or under Series B Preferred Shares or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

24. Payment of Collection, Enforcement and Other Costs. If (a) any Series B Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Series B Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs reasonably incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Certificate of Designations with respect to any Series B Preferred Shares shall be affected, or limited, by the fact that the purchase price paid for each Series B Preferred Share was less than the original Stated Value thereof.

25. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Initial Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

26. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 26 shall permit any waiver of any provision of Section 4(d).

27. Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Alternate Conversion Price, a Variable Price, a Black-Scholes Consideration Value, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable redemption price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such Variable Price, such Black-Scholes Consideration Value, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable redemption price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 27 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 27 constitutes an agreement to arbitrate between the Company and each Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that any Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 27, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Class A Ordinary Shares occurred under Section 8(a), (B) the consideration per share at which an issuance or deemed issuance of Class A Ordinary Shares occurred, (C) whether any issuance or sale or deemed issuance or sale of Class A Ordinary Shares was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations and any other applicable Transaction Documents, (iv) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 27 to any state or federal court sitting in The Borough of Manhattan, The City of New York, New York, in lieu of utilizing the procedures set forth in this Section 27 and (v) nothing in this Section 27 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 27).

28. Notices; Currency; Payments.

(a) Notices. The Company shall provide each Holder of Series B Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with the terms of the Exchange Agreement. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Class A Ordinary Shares, or (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Class A Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b) Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate (as defined below) on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

29. Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the Exchange Agreement.

30. Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 27 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 27 above. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

31. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 31 referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Certificate of Designations, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 31(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 31(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Certificate of Designations.

32. Taxes.

(a) All payments made by the Company hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, withholding, deduction or other defense. Without limiting the foregoing, all such payments shall be made free and clear of and without deduction or withholding for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on the net income of a Holder by the jurisdiction in which such Holder is organized or where it has its principal lending office, (ii) with respect to any payments made by the Company hereunder, taxes (including, but not limited to, backup withholding) to the extent such taxes are imposed due to the failure of the applicable recipient of such payment to provide the Company with whichever (if any) is applicable of valid and properly completed and executed IRS Forms W-9, W-8BEN, W-8BEN-E, W-8ECI, and/or W-8IMY, when requested in writing by the Company, and (iii) with respect to any payments made by the Company, taxes to the extent such taxes are imposed due to the failure of the applicable recipient of such payment to comply with FATCA (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If the Company shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to a Holder pursuant to this sentence) such Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii) the Company shall make such deduction or withholding,

(iii) the Company shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, the Company shall send such Holder an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to such Holder, as the case may be) showing payment. In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Series B Preferred Shares or any other Transaction Document (collectively, “Other Taxes”).

(b) The Company hereby indemnifies and agrees to hold each Holder and each of their affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) each Indemnified Party harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 33) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Series B Preferred Shares or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within thirty (30) days from the date on which such Holder makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c) If the Company fails to perform any of its obligations under this Section 33, the Company shall indemnify such Holder for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Company under this Section 33 shall survive the repayment and/or conversion, as applicable, in full of the Series B Preferred Shares and all other amounts payable with respect thereto.

(d) If any Indemnified Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 33 (including by the payment of additional amounts pursuant to this Section 33), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 33 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such Indemnified Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Indemnified Party, shall repay to such Indemnified Party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such Indemnified Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the Indemnified Party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (d) shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

33. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

34. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

35. Shareholder Matters; Amendment.

(a) Shareholder Matters. Any shareholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the Companies Act, the Articles, this Certificate of Designations or otherwise with respect to the issuance of Series B Preferred Shares may be effected by written consent of the Company’s shareholders or at a duly called general meeting of the Company’s shareholders, all in accordance with the applicable rules and regulations of the Companies Act. This provision is intended to comply with the applicable sections of the Companies Act permitting shareholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment and Waiver. Except for Section 4(d) and this Section 35(b), which may not be amended, modified or waived hereunder, this Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the Companies Act, of the Required Holders, voting separate as a single class, and with such other shareholder approval, if any, as may then be required pursuant to the Companies Act and the Articles. Except (a) to the extent otherwise expressly provided in this Certificate of Designations or the Articles with respect to voting or approval rights of a particular class or series of shares or (b) to the extent otherwise provided pursuant to the Companies Act, the holders of each outstanding class or series of shares of the Company shall not be entitled to vote as a separate voting group on any amendment to the terms of this Certificate of Designations with respect to which such class or series would otherwise be entitled under the Companies Act to vote as a separate voting group.

36. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Additional Amount” means, as of the applicable date of determination, with respect to each Series B Preferred Share, all accrued and unpaid Dividends on such Series B Preferred Share, since the most recent Dividend Date.

(b) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 8(a)) of Class A Ordinary Shares (other than rights of the type described in Section 7(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(c) “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the shares having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by such applicable Holder in writing, equal to the product obtained by multiplying (A) the VWAP on the Trading Day such Holder delivers the applicable Conversion Notice and (B) the difference obtained by subtracting (I) the number of Class A Ordinary Shares delivered (or to be delivered) to such Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Alternate Conversion Amount that such Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

(e) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 85% of the lowest daily VWAP of the Class A Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share sub-division, share consolidation, reclassification or similar transaction that proportionately decreases or increases the Class A Ordinary Shares during such Alternate Conversion Measuring Period.

(f) “Approved Share Plan” means any employee benefit plan or agreement which has been approved by the Board prior to or subsequent to the Initial Issuance Date pursuant to which Class A Ordinary Shares and standard options to purchase Class A Ordinary Shares may be issued to any employee, officer, or director for services provided to the Company in their capacity as such, including the Share Incentive Plan.

(g) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Class A Ordinary Shares would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(h) “Articles” means the Company’s Third Amended and Restated Memorandum and Articles of Association, as amended and altered from time to time by Special Resolutions (as defined in the Companies Act).

(i) “Black-Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Class A Ordinary Shares on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(j) “Bloomberg” means Bloomberg, L.P.

(k) “Book-Entry” means each entry on the Register evidencing one or more Series B Preferred Shares held by a Holder in lieu of a Series B Preferred Share Certificate issuable hereunder.

(l) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, People’s Republic of China, Hong Kong or Cayman Islands are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, People’s Republic of China, Hong Kong or Cayman Islands generally are open for use by customers on such day.

(m) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Class A Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(n) “Change of Control Election Price” means, with respect to any given Change of Control, such price equal to the greatest of (i) the product of (A) the Required Premium multiplied by (B) the Conversion Amount of the Series B Preferred Shares subject to the applicable election, as applicable, (ii) the product of (A) the Conversion Amount of the Series B Preferred Shares being redeemed or exchanged, as applicable, multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the Class A Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Holder delivers the Company Optional Redemption Notice by (II) the Conversion Price then in effect, and (iii) the product of (A) the Conversion Amount of the Series B Preferred Shares being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Class A Ordinary Share to be paid to such holders of the Class A Ordinary Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect.

(o) “Class A Ordinary Shares” means (i) the Company’s Class A Ordinary Shares, par value $0.24 per share, and (ii) any shares into which such Class A Ordinary Shares shall have been changed or any share capital resulting from a reclassification of such Class A Ordinary Shares.

(p) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 27. All such determinations shall be appropriately adjusted for any share splits, share dividends, share consolidations, recapitalizations or other similar transactions during such period.

(q) “Code” means the Internal Revenue Code of 1986, as amended.

(r) “Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended.

(s) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) “Conversion Floor Price Condition” means that the relevant Alternate Conversion Price is being determined based on clause (x) of such definition.

(u) “Convertible Securities” means any share or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Class A Ordinary Shares.

(v) “Dividend Rate” means six percent (6%) per annum, subject to adjustment herein.

(w) “Effective Date” shall have the meaning set forth in the Exchange Agreement, which date is the date the Company initially issued the Series B Preferred Shares pursuant to the terms of the Exchange Agreement.

(x) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

(y) “Event Market Price” means, with respect to any Share Consolidation Event Date, the lowest VWAP of the Class A Ordinary Shares on any Trading Day during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Consolidation Event Date (such period, the “Share Consolidation Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share split, share consolidation, reclassification or similar transaction.

(z) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(aa) “Exchange Agreement” means that certain exchange agreement by and among the Company and the holders of Series A Preferred Shares, dated as of the Effective Date, as may be amended from time in accordance with the terms thereof.

(bb) “Excluded Securities” means (i) Class A Ordinary Shares or standard options to purchase Class A Ordinary Shares issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Share Plan (as defined above); (ii) Class A Ordinary Shares issued upon the conversion or exercise, as applicable, of Convertible Securities or Options (other than standard options to purchase Class A Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the Initial Issuance Date, provided that the conversion price or exercise price, as applicable, of any such Convertible Securities or Options (other than standard options to purchase Class A Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Class A Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Class A Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Holders; and (iii) the Class A Ordinary Shares issuable upon conversion of the Series B Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations; provided, that the terms of this Certificate of Designations are not amended, modified or changed on or after the Initial Issuance Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Initial Issuance Date).

(cc) “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Certificate of Designations (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

(dd) “February Exchange Agreement” shall have the meaning set forth in the Exchange Agreement.

(ee) “Fiscal Year” means the fiscal year adopted by the Company for financial reporting purposes that ends on December 31.

(ff) “Floor Price” means $0.518 (as adjusted for share splits, share dividends, share combinations, recapitalizations and similar events), or, subject to the rules and regulations of the Principal Market, such lower price as the Company and the Required Holders may agree, from time to time; provided, however, beginning on the date that is the six (6) month anniversary of the Initial Issuance Date and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price shall be adjusted (downwards only) to 20% of the arithmetic average of the Closing Sale Prices during the five (5) Trading Days immediately prior to such Floor Price Reset Date. Notwithstanding the foregoing, the Company may reduce the Floor Price then in effect to any amount set forth in a written notice to each Holder; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

(gg) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Class A Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Class A Ordinary Shares, (y) 50% of the outstanding Class A Ordinary Shares calculated as if any Class A Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Class A Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Class A Ordinary Shares, or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire in any transaction or series of related transactions, either (x) at least 50% of the outstanding Class A Ordinary Shares, (y) at least 50% of the outstanding Class A Ordinary Shares calculated as if any Class A Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such share purchase agreement or other business combination were not outstanding; or (z) such number of Class A Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Class A Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Class A Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Class A Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any Class A Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Class A Ordinary Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(hh) “GAAP” means United States generally accepted accounting principles, consistently applied.

(ii) “Going Private Transaction” means any Change of Control (i) pursuant to which, the Company (and/or the Successor Entity, if applicable) ceases to have any securities registered under the Exchange Act or (ii) that results in the purchase and/or cancellation of all of the Class A Ordinary Shares of the Company solely for cash (and not in whole, or in part, for any other securities of any Person).

(jj) “Governmental Authority” means any federal, foreign, state, county, municipal, provincial, or local governmental authority, court, judicial body, arbitration tribunal, government or self-regulatory organization, commission, tribunal or organization, or any regulatory, administrative, or other agency, or any political or other subdivision, department, commission, board, bureau, branch, division, ministry, or instrumentality of any of the foregoing.

(kk) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(ll) “Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles consistently applied for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(mm) “Intellectual Property Rights” means, with respect to the Company, all of its rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

(nn) “Investment” means any beneficial ownership (including shares, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(oo) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company the assets of which constitute all or substantially all of the assets of the business of the Company.

(pp) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents, or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(qq) “Options” means any rights, warrants or options to subscribe for or purchase Class A Ordinary Shares or Convertible Securities.

(rr) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose ordinary shares or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ss) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the SEC under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 20-F), and reports (on Form 6-K), for so long as any Series B Preferred Shares are outstanding under this Certificate of Designations; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(tt) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(uu) “Principal Market” means the Nasdaq Capital Market.

(vv) “Required Premium” means 125%.

(ww) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(xx) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(yy) “Securities Purchase Agreement” shall have the meaning set forth in the Exchange Agreement.

(zz) “Share Incentive Plan” means the Company’s 2020 Share Incentive Plan adopted on November 17, 2020, as amended from time to time.

(aaa) “Stated Value” shall mean the sum of (x) $10,000 per share and (y) the aggregate amount of any Capitalized Dividends per such Series B Preferred Share, in each case, subject to adjustment for share splits, share dividends, share consolidations, recapitalizations, reorganizations, reclassifications, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series B Preferred Shares.

(bbb) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ccc) “Subscription Date” means December 23, 2025.

(ddd) “Subsidiary” shall have the meaning set forth in the Exchange Agreement.

(eee) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(fff) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Class A Ordinary Shares, any day on which the Class A Ordinary Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Class A Ordinary Shares, then on the principal securities exchange or securities market on which the Class A Ordinary Shares is then traded, provided that “Trading Day” shall not include any day on which the Class A Ordinary Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Class A Ordinary Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the applicable Holder or (y) with respect to all determinations other than price determinations relating to the Class A Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(ggg) “Transaction Documents” means the Securities Purchase Agreement, this Certificate of Designations, and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Securities Purchase Agreement and the Exchange Agreement, all as may be amended from time to time in accordance with the terms thereof.

(hhh) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 27. All such determinations shall be appropriately adjusted for any share dividend, share split, share consolidation, recapitalization or other similar transaction during such period.

37. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Report of a Foreign Issuer on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to each Holder explicitly in writing in such notice (or immediately upon receipt of notice from such Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from such Holder), such Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company. Nothing contained in this Section 38 shall limit any obligations of the Company, or any rights of any Holder, under Section 5 of the Exchange Agreement.

38. Absence of Trading and Disclosure Restrictions. The Company acknowledges and agrees that no Holder is a fiduciary or agent of the Company and that each Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of such Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that each Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

39. Effectiveness. This Certificate of Designations shall become effective on the Initial Issuance Date.

* * * * *

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designations on June 11, 2026.

UCOMMUNE INTERNATIONAL LTD

By:
	Name:	Daqing Mao
	Title:	Director

EXHIBIT I

UCOMMUNE INTERNATIONAL LTD

CONVERSION NOTICE

Reference is made to the Certificate of Designations of the Certificate of Incorporation of Ucommune International Ltd, a Cayman Islands exempted company (the “Company”), establishing the terms, preferences and rights of the Series B Convertible Preferred Shares, par value US$$0.24 per share (the “Series B Preferred Shares”) of the Company (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of Series B Preferred Shares indicated below into Class A Ordinary Shares, par value US$0.24 per share (the “Class A Ordinary Shares”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Series B Preferred
Shares to be converted:

Aggregate Stated Value of such Series B
Preferred Shares to be converted:

Aggregate accrued and unpaid
Dividends with respect to such Series B
Preferred Shares to be converted:

AGGREGATE CONVERSION
AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Class A Ordinary Shares to
be issued:

If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:

☐	Please issue the Class A Ordinary Shares into which the applicable Series B Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

Exhibit I - 1

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:

Name of Registered Holder

By:

Name:

Title:

Tax ID:

E-mail Address:

Exhibit I - 2

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of Class A Ordinary Shares [are][are not] eligible to be resold by the applicable Holder pursuant to Rule 144 (subject to such Holder’s execution and delivery to the Company of a customary 144 representation letter) and (c) hereby directs _________________ to issue the above indicated number of Class A Ordinary Shares in accordance with the Transfer Agent Instructions dated, ________________, 20__ from the Company and acknowledged and agreed to by _________________________.

UCOMMUNE INTERNATIONAL LTD

By:
Name:
Title:

Exhibit II - 1